Bakken Resources, Inc.
Shareholder Update Call Transcript
10:00 AM MST
November 27, 2017

KAREN MIDTLYNG:

Welcome to the Bakken Resources Inc. shareholder call. We are pleased to conduct the first of what we expect will be regular shareholder calls.

I am Karen Midtlyng, corporate secretary of BRI. We are pleased to have on the call today, Dan Anderson (CFO), as well as, listening in on this call, BRI board members – Dr. Solange Charas, Doug Williams, Herman Landeis, and Bill Baber, and general counsel Wesley Paul.

The call today will be a listen-only format. We will have a brief presentation by Dan Anderson. This will be followed by a question response session as management responds to questions that have been submitted in advance as stated in our press release dated November 20, 2017.

A transcript of this call should be available on the BRI website www.bakkenresourcesinc.com within the next two weeks.

In today’s call, we will be providing a general overview; a summary of the 2017 results of operations; factors affecting operating results; long-term expectations; and our general business strategy to drive long-term value.

I would now like to introduce Dan Anderson, Bakken Resources’ Chief Financial Officer.

DAN ANDERSON:

Thanks Karen, Good morning. We are pleased to be with you this morning.

So, let me begin by discussing our compliance with the U.S. Securities and Exchange Commission or SEC as it is known. Since the time we announced our internal investigation in March 2015, we have been unable to maintain SEC filing compliance. The Company could not file financial statements with the SEC until we were able to assess the financial impact of the allegations subject to the investigation. Once the financial assessment was known, the Company was able to begin filing again. We regained filing compliance on November 15, 2017, which is one reason why this call is now taking place. We are pleased to be compliant once again. Since this is the first of what we hope will be regular shareholder calls, I want to briefly describe the Company’s business model. Our business model is fairly simple - we invest in royalty, overriding royalty, and non-producing mineral interests. Because these assets do not bear either the high cost or risk of exploration and production, these assets are expected to offer low risk/high return opportunities for the Company.

The key to this business model is two-fold: The first key is by partnering with strong operators such as Oasis Petroleum and Continental Resources we can feel confident that they can sustain and expand operations in any market environment. The second key to our business model is investing in mineral assets that produce current cash flow and that have strong long-term upside potential.

So, let’s talk briefly about our 2017 operating results as reported in our 2017 10Q filings. For the nine months ended September 30, 2017, the Company had operating net income including other comprehensive income of $456,286 or $.007 per share. There are factors affecting the Company’s operating results:

1.	The first factor affecting company operating results is the rebounding oil and natural gas prices: After hitting rock bottom in 2016, oil and natural gas prices have rebounded more than 114% since their low in 2016. In 2017, oil prices traded within a narrow range, in the $45-$55/barrel range. We expect that prices will continue to rebound slowly over the next few years. Barring a financial or political shock, we expect to see oil trade consistently in the mid-$50’s to low $60’s per barrel in 2018 and 2019.

2.	The second factor affecting company operating results is oil and natural gas production: After achieving record production in 2016, production has declined 34% through September 30, 2017. All of the company’s current assets are in shale-borne oil and gas wells. Shale wells are known for their sharp production declines after initial production. The decline characteristics of shale wells are a considerable long-term factor, and a factor that dictates our long-term strategy.

Another factor affecting current production is the production strategies of our operators. Through 2016, our largest operator, Oasis Petroleum, was drilling many new wells on our acreage in order to produce enough cash flow to service its high levels of debt. There are indications that Oasis altered its strategy in 2017, preferring assets sales over production. Although we expect new wells to be drilled in 2018, it is likely that there may not be enough new wells to offset the declining production from existing wells.

3.	The third factor affecting company operating results is the high costs associated with litigation and investigation related matters: The Company has been engaged in extensive litigation since inception. Throughout much of its brief history, BRI has been a defendant in several unmeritorious lawsuits. Each lawsuit that has been resolved has been resolved in the Company’s favor. We have filed claims valued at several million dollars against a number of parties, including the estate of our former CEO, and his half-brother, Allan Holms and we believe strongly in these claims. For litigation that is ongoing, we cannot comment beyond what is stated in our public filings and public court records. I will say that we continue to believe strongly in the merits of our claims. We will continue to safeguard the interests of our shareholders and the investing public.

Of the factors affecting current operating results, the most troubling long-term trend is the declining production. The decline curve associated with oil and natural gas wells is such that to grow revenue and profitability, the Company needs to continually acquire new reserves. We strive to do just that.

So what does all of this mean for 2018 and Beyond?

We believe that the Company’s ability to create long-term value is predicated upon Asset Acquisition. As I have discussed, oil and gas wells are characterized by sharp production declines after initial production. In fact, the typical shale well produces 83% of its lifetime production within the first three years of operation. This sharp production decline necessitates that new reserves need to be continually added to drive future revenue, profitability, and value creation.

Our mission is to create a balanced portfolio of producing and non-producing mineral assets that will drive profitability, create shareholder value, diversify assets, and lower risk. The company’s cost structure is such that a balanced portfolio will create scale, driving long-term shareholder value.

We have put together a team of industry professionals to help identify mineral assets in a variety of producing basins that will achieve our short and long-term goals. Since our long-term capital needs greatly exceed our current cash reserves, we have acquired external capital and an avenue for additional capital to support long-term mineral acquisitions in addition to the current cash reserves. The present market environment is favorable. We are optimistic that we will locate and acquire quality mineral assets.

To summarize, the Company has a strong business model and a solid value proposition. The Company’s current operating results and especially future operating results are heavily reliant on oil and natural gas reserves. As our current operators revise their production strategies in our mineral acreage, we strive to locate and acquire short-and long-term mineral reserves. Although we cannot control what our operators do, we can control our acquisition of oil and natural gas assets.

In spite of current production factors, the greatest impediment to shareholder value creation has been litigation costs pertaining to the meritless claims brought against the Company by an identified group. While these costs will continue, we anticipate that most future litigation costs will be focused on recovering those fees.

We are excited about the Company and the opportunities available and have high expectations for the future.

On behalf of BRI management and the board of directors, we thank you for your support.

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KAREN MIDTLYNG:

Thank you, Dan. Before we move to the question response portion of the call, I would like to provide the following disclaimer regarding forward looking statements (This is abbreviated; a copy of the full disclaimer will be available with the transcript of this call):

Certain information set forth in this presentation contains “forward-looking information”, including “future oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements).

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The user is cautioned not to place undue reliance on forward-looking statements.

Please refer to the Company’s public filings on the SEC website for additional information, including, without limitation, the 2016 Annual Report 10K and the 2017 10Q’s.

We have received several questions from shareholders. Please note that the Company cannot respond to questions or inquiries that would require the Company to disclose privileged or confidential matters. The Company also cannot respond to questions from parties (or their representatives) with whom we are currently engaged in litigation. Finally, the Company also cannot respond to inquiries that engage in unsubstantiated speculation or those questions that do not have a reasonable foundation or basis.

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DAN ANDERSON:

●	Eagle Private Equity: With that being said, some shareholders wanted to know more about the Eagle Private Equity transaction and the reasons for entering into this transaction.

The Company announced in May 2016, that it entered into a transaction with Eagle Private Equity initially for a $1 million credit line. The Company had identified a transaction which the Eagle facility could be used, but a lawsuit brought by Val Holms (the Company’s former CEO), questioned the transaction and initially secured an injunction prohibiting the Company from using the Eagle credit line. This injunction was reversed by a Nevada court in late June 2016, but by that time the time to close the identified transaction had passed. The Nevada court also noted that the Eagle transaction appeared to be legal and that the Board had exercised sound business judgment in entering into the Eagle transaction. The reversal of the injunction allowed the Company to explore new transactions, but before the Company could identify another transaction, a hostile shareholder group led by Val Holms and Allan Holms attempted a hostile takeover of the Company. The Company obtained injunctions against both Val Holms and Allan Holms relating to their actions which remain in effect.

The attempted hostile takeover, however, triggered Eagle’s rights to require the Company to take certain loans from the Eagle credit line and also convert those loans into shares of the Company’s preferred stock. This mechanism was fully disclosed in connection with the Eagle transaction and permitted the Company to secure a credit line without encumbering its assets to a blanket lien. This security feature has been attacked by opponents as an unlawful poison pill, but this is not the case, and the Company’s position has thus far been supported by judicial orders.

In summary,

1.	The Eagle transaction has been reviewed initially by a Nevada court and found to be legal and in sound business judgment.
2.	The Eagle transaction was designed to be part of a larger fundraising effort designed to acquire additional properties to diversity the Company’s asset base and increase overall value. However, this purpose was undermined by the actions brought by Val Holms and Allan Holms. The availability of cash resources is not as important as demonstrating the credit-worthiness and investment potential of the Company to outside investors.
3.	The events that allowed Eagle to obtain its current preferred share position in the Company were caused by outside parties, not in the control of the Company.

A final order relating to the Eagle transaction was anticipated with the trial in Nevada, however, this trial has been delayed on separate occasions due to Val Holms’ death in December 2016 as well as the passing of the presiding judge in Nevada in August 2017. A new trial is currently scheduled for December 2018. In the meantime, the Courts’ initial determinations relating to lawfulness of the Eagle continue to stand.

●	Shareholder meetings: Certain shareholders had questions relating to the availability of shareholder meetings and/or the timing of this particular call.

The Company is committed to maintain timely communications with its shareholders. Last October 2016, we were able file our 2015 audited financials. This allowed us to call a shareholder meeting, but this meeting was blocked by an injunction issued by a Montana court filed by the same group of dissidents who attempted to take over the Company in July 2016. Since the Company was at that time scheduled to go to trial in April 2017 in Nevada, the Company elected not to further expend resources to contest this Montana injunction. As mentioned above, however, trial in Nevada has been delayed on separate occasions due to Val Holms’ death in December 2016 as well as the passing of the presiding judge in Nevada in August 2017. The Company is endeavored nevertheless to provide shareholders with an opportunity to be heard, as this call is intended to demonstrate. The Company scheduled this call almost immediately following the Company’s filings of its most recent SEC filings which allowed the Company to become current in its filings. As indicated in the Company’s public filings, the internal investigation against the Company’s former CEO resulted in the Company being unable to file annual or quarterly reports as a result of the potential of ongoing fraud.

●	Professional fees: We also received several questions regarding Professional fees, which has historically been one of the Company’s highest expenditures.

The Company’s business model is reliant upon contracted professionals rather than hiring employees. The Company currently only has one full-time employee. This model provides the Company with flexibility in operations and lowers fixed overhead.

Rather than have a staff of employees, the Company has engaged a number of professionals in different areas of the Company’s operations. First, we have engaged geologists and engineers as needed to help evaluate prospective asset purchases. Second, we have engaged auditors and accountants to audit our financial statements, including forensic accountants to assess the financial impact of alleged malfeasance. Third, the Company has engaged various legal counsel to ensure SEC compliance, review contracts, defend the Company against current lawsuits, as well as to pursue actions to recover amounts spent on meritless litigation.

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With that we will close today’s call. Thank you for joining us today. Stay tuned to the Company’s website for news and updates, including SEC filings. A transcript of this call will be available on our website within the next two weeks. Please feel free to contact the Company with any questions or concerns you may have.

We wish you all a Happy Holiday Season!

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FULL DISCLAIMER:

Certain information set forth in this presentation contains “forward-looking information”, including “future oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) (iii) the expected development of the Company’s business, projects and acquisitions; (iv) execution of the Company’s vision and growth strategy; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vi) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow shareholders and potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The user is cautioned not to place undue reliance on forward-looking statements.

Please refer to the Company’s public filings on the SEC website for additional information, including, without limitation, the 2016 Annual Report 10K and the 2017 10Q’s.